EXHIBIT 4.7


                                   ATMI, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                         (as amended February 28, 2003)

1. PURPOSE
   -------

   The purpose of the 1998 Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS
   -----------

     (a) "Administrator" shall mean the Board or a compensation committee or other committee consisting of two or more Board members appointed by the Board to administer the Plan.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Common Stock" shall mean the Common Stock of the Company.

     (e) "Company" shall mean ATMI, Inc. and any Designated Subsidiary of the Company.

     (f) "Compensation" shall mean all regular salary (base straight time gross earnings).

     (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (h) "Employee" shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on close of business on the 90th day of such leave.

     (i) "Enrollment Date" shall mean the first day of each Offering Period.

     (j) "Exercise Date" shall mean the last day of each Offering Period.

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     (k)  "Fair Market Value" shall mean, as of any date, the value of Common
          Stock determined as follows:

          (1) If the Common Stock is listed on any national securities exchange, its Fair Market Value shall be the average of the high and low prices for such stock as quoted on the principal national securities exchange on which the Common Stock is then traded for the last Trading Day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

          (2) If the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the last reported sales price for such stock (or the closing bid, if no sales were reported) as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market for the last Trading Day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

          (3) If the Common Stock is regularly quoted by an established quotation service for over-the-counter securities but selling prices are not reported, its Fair Market Value shall be the closing bid price (or average of bid prices) for the Common Stock for the last Trading Day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

          (4) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     (l) "Offering Period" shall have the meaning set forth in Section 4 hereof.

     (m) "Option Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (n) "Participant" shall mean an Employee who has met the eligibility requirements of Section 3 and who has elected to participate pursuant to an election under Section 5(a).

     (o)  "Plan" shall mean this Employee Stock Purchase Plan.

     (p) "Reserved Shares" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

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     (q)  "Subsidiary" shall mean a corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, which would be a "subsidiary corporation" of the Company as such term is defined in Section 424(f) of the Code or any successor provision thereto.

     (r) "Trading Day" shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

3. ELIGIBILITY
   -----------

   (a) Any Employee (as defined in Section 2(h)), who shall be employed by the Company for at least six months on a given Enrollment Date shall be eligible to participate in the Plan.

   (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan:

       (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company (including any parent or Subsidiary of the Company); or

       (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company (and its parent or Subsidiaries) accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. If an Employee's payroll deductions during an Offering Period exceed the purchase price for the maximum number of shares of Common Stock that may be purchased under an option outstanding in any calendar year, the excess shall be retained in such Employee's account and applied in the next Offering Period.

4. OFFERING PERIODS
   ----------------

   The Plan shall be implemented by consecutive, six-month periods ("Offering Periods") with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with
Section 19 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if

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such change is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. PARTICIPATION
   -------------

   (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least ten (10) business days prior to the applicable Enrollment Date.

   (b) Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

   (c) A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof or modified as provided in Section 6 hereof.

6. PAYROLL DEDUCTIONS
   ------------------

   (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the Participant's Compensation during such Offering Period.

   (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

   (c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof and may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

   (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to

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make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. GRANT OF OPTION
    ---------------

    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be deemed to have been granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Option Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Option Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. EXERCISE OF OPTION
    ------------------

    Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares with payroll deductions shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for such Participant at the applicable Option Price with the accumulated payroll deductions in his or her account at that time. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY
    --------

    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. WITHDRAWAL; TERMINATION OF EMPLOYMENT
    -------------------------------------

    (a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, and such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering

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Period, payroll deductions shall not resume at the beginning of the succeeding
Offering Period unless the Participant delivers to the Company a new subscription agreement.

    (b) Upon a Participant's ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant's option shall be automatically terminated.

    (c) A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the date of withdrawal from a prior Offering Period.

11. INTEREST
     --------

     No interest shall accrue on the payroll deductions of a Participant in the Plan, except where otherwise required by local law.

12.  STOCK
     -----

     (a) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. ADMINISTRATION
     --------------

     (a) The Plan shall be administered by the Administrator. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

     (b) Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of

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1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3")
provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person who is not a "non-employee director" as that term is used in Rule 16b-3.

14. DESIGNATION OF BENEFICIARY
     --------------------------

     (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY
    ---------------

    Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

16. USE OF FUNDS
    ------------

    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. REPORTS
    -------

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    Individual accounts shall be maintained for each Participant in the Plan.
Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION,
    LIQUIDATION, MERGER OR ASSET SALE
    -------------------------------------------------------

    (a) Subject to any required action by the stockholders of the Company, the Reserved Shares, as well as the price per share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

    (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten any Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserved Shares, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. AMENDMENT OR TERMINATION
    ------------------------

    (a) The Board may at any time and for any reason terminate or amend the Plan, except that without the approval of the stockholders of the Company, the Board may not (i) increase the number of shares available for sale under the Plan (except for permissible adjustments provided in the Plan), or (ii) materially modify the requirements as to eligibility for participation in the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall otherwise obtain stockholder approval in such a manner and to such a degree as required.

    (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board or the Administrator shall be entitled to change the Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board or the Administrator determines in its sole discretion advisable, which are consistent with the Plan.

20. NOTICES
    -------

    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. CONDITIONS UPON ISSUANCE OF SHARES
    ----------------------------------

   Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. EFFECTIVE DATE AND TERM OF PLAN
    -------------------------------

    (a) The Plan, as originally adopted, was effective as of April 14, 1998 and was approved by the Company's stockholders on May 20, 1998. The Plan was amended, effective February 28, 2003 (the date of adoption of the amendment by the Board), provided that no options granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder with respect to the additional shares added by the amendment, until (i) the amendment to the Plan shall have been approved by the stockholders of the Company on or before February 28, 2004 and (ii) the Company shall have complied with all applicable requirements of the Securities Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, with twelve (12) months after the date on which the amendment to the Plan is adopted by the Board, the amendment to the Plan shall have no further force or effect, and all sums collected from Participants hereunder with respect to the shares added by the amendment to the Plan shall be refunded.

    (b) Unless sooner terminated by the Board, the Plan shall terminate upon the earlier of (i) April 14, 2008 with respect to the initial 500,000 shares authorized under the Plan and on February 28, 2013 with respect to the additional 500,000 shares authorized by the amendment to the Plan or (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to options exercised under the Plan. No further options shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

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23. GENERAL PROVISIONS
    ------------------

    (a) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

    (b) Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

    (c) The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that state's conflict-of-laws rules.

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                                    EXHIBIT A

                                   ATMI, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


_________ Original Application                    Enrollment Date:  _________

_________ Change in Payroll Deduction Rate

_________ Change of Beneficiary(ies)


1. ___________________________ hereby elects to participate in the ATMI, Inc. 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (not to exceed 15%, including amounts deferred under other employee stock purchase plans of the Company) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that these payroll deductions shall be accumulated for the purchase of shares of Common stock at the applicable Option Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I understand that the Internal Revenue Code limits the amount that may be purchased under all employee stock purchase plans of the Company to a maximum of $25,000 worth of Company stock, based on the fair market value of the stock on the first day of the Offering Period, per calendar year.

5. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

6. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):

7. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME:  (Please print) _________________________________________________
                          (First)           (Middle)            (Last)

Relationship


Employee's Social
Security Number:

Employee's Address:


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:  ________________________

      ___________________________________________
      Signature of Employee


      ____________________________________________
      Spouse's Signature (If beneficiary other than spouse)

                                    EXHIBIT B

                                   ATMI, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


The undersigned participant in the Offering Period of the ATMI, Inc. 1998 Employee Stock Purchase Plan which began on _________________, 19 ___ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

   Name and Address of Participant:

   ----------------------------------

   ----------------------------------

   ----------------------------------

   Signature:

   ----------------------------------

   Date:

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